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                                                              EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Post-Effective Amendment to the Registration Statement (Form S-3) of Hearst-Argyle Television, Inc. and in the related Prospectus/Proxy of our report dated February 12, 1997 with respect to the consolidated financial statements and schedule of Argyle Television, Inc. as of and for the two years ended December 31, 1996 and 1995 included in the Annual Report (Form 10-K) of Hearst-Argyle Television, Inc. for the year ended December 31, 1997.


                               ERNST & YOUNG LLP

San Antonio, Texas
October 6, 1998